Exhibit 10.5

SECOND AMENDED AND RESTATED

OFFICE LEASE

FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE

“LANDLORD”

and

GAIAM, INC.

“TENANT”

360 Interlocken Boulevard

Broomfield, Colorado

TABLE OF CONTENTS

ARTICLE 1 - DEMISE

1.1	Demise

ARTICLE 2 - TERM

2.1	Term
2.2	Landlord’s Work

ARTICLE 3 - RENT

3.1	Base Rent
3.2	Additional Rent
3.3	Interest on Late Payments and Late Payment Charge

ARTICLE 4 - OPERATING EXPENSE ADJUSTMENT

4.1	Definitions
4.2	Rent Adjustments
4.3	Reimbursement Survives Termination

ARTICLE 5 - BUILDING SERVICES

5.1	Standard Services
5.2	Interruption of Standard Services
5.3	Services Paid by Tenant
5.4	Above-Standard Service Requirements
5.5	Cleaning
5.6	Re-Lamping
5.7	Fiber Optic
5.8	After Hours Access

ARTICLE 6 - TENANT REPAIR

6.1	Damage by Tenant
6.2	Maintenance
6.3	Good Condition
6.4	Surrender
6.5	Broken Glass

ARTICLE 7 - ASSIGNMENT AND SUBLETTING

7.1	Limitations
7.2	Acceptance of Performance

i

7.3	Document Review
7.4	Subletting
7.5	Affiliated Entity

ARTICLE 8 - TRANSFER BY LANDLORD AND LIMITED LIABILITY

8.1	Transfer of Landlord’s Interest
8.2	Limited Liability of Landlord
8.3	Limited Liability of Tenant

ARTICLE 9 - USE OF PROCEEDS

9.1	Use
9.2	Compliance with Rules and Regulations
9.3	Electronics Testing Lab

ARTICLE 10 - INSURANCE

10.1	Tenant’s Insurance
10.2	Landlord’s Insurance
10.3	Subrogation

ARTICLE 11 - OBSERVANCE OF LAW

11.1	Law
11.2	Taxes

ARTICLE 12 - WASTE AND NUISANCE

ARTICLE 13 - ENTRY BY LANDLORD

ARTICLE 14 - INDEMNIFICATION OF LANDLORD

14.1	Tenant’s Indemnity
14.2	Landlord’s Indemnity
14.3	Comparative Negligence

ARTICLE 15 - ALTERATIONS

15.1	Alterations by Tenant
15.2	Alterations by Landlord

ARTICLE 16 - SIGNS AND ADVERTISING

16.1	Sign Generally
16.2	Directory Signage

16.2	Monument Signs

ARTICLE 17 - SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

ARTICLE 18 - ESTOPPEL CERTIFICATE/FINANCIAL INFORMATION

18.1	Estoppel Certificate
18.2	Financial Information

ARTICLE 19 - QUIET ENJOYMENT

ARTICLE 20 - FIXTURES

ARTICLE 21 - DAMAGE OR DESTRUCTION

21.1	Casualty
21.2	Casualty Caused by Tenant

ARTICLE 22 - CONDEMNATION

22.1	Eminent Domain
22.2	Damages
22.3	Restoration

ARTICLE 23 - LOSS AND DAMAGE AND DELAY

23.1	Loss and Damage
23.2	Delays

ARTICLE 24 - DEFAULT AND REMEDIES

24.1	Default by Tenant
24.2	Remedies of Landlord
24.3	Landlord’s Default
24.4	Personal Property Lien. Intentionally Deleted

ARTICLE 25 - HOLDING OVER

ARTICLE 26 - NOTICE

26.1	Notice
26.2	Change of Address

ARTICLE 27 - SECURITY DEPOSIT

27.1	Security Deposit

ARTICLE 28 - MISCELLANEOUS PROVISIONS

28.1	Captions
28.2	Waiver
28.3	Entire Agreement
28.4	Severability
28.5	Modification
28.6	Governing Law
28.7	Successors and Assigns
28.8	Authorization to Execute
28.9	Approval of Documents
28.10	Attorneys Fees
28.11	Use of Names
28.12	Use of Names

ARTICLE 29 - SUBSTITUTION OF PREMISES

29.1	Intentionally Deleted

ARTICLE 30 - RECORDING

ARTICLE 31 - REAL ESTATE BROKER

ARTICLE 32 - OPTION

32.1	Option to Extend
32.3	Right of First Offer to Lease Additional Space in the Building
32.3	Generator

ARTICLE 33 RATIFICATION OF RESTATEMENT

33.1.	Ratification and Binding Effect
33.2.	Entire Agreement
33.3.	Miscellaneous

SECOND AMENDED AND RESTATED

OFFICE LEASE

360 INTERLOCKEN BOULEVARD

BROOMFIELD, COLORADO

THIS SECOND AMENDED AND RESTATED OFFICE LEASE (the “Second Restated Lease” or the “Lease”) is made this                    day of May, 2004, to be effective as of June 1, 2004, by and between FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE, a Georgia joint venture (“Landlord”) and GAIAM, INC., a Colorado corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, prior to the date hereof, Landlord and Tenant entered into that certain Amended and Restated Office Lease, dated as of February 14, 2002, as amended by that certain First Amendment to Amended and Restated Lease Agreement, dated as of March 31, 2003, and as further amended by that certain Second Amendment to Amended and Restated Office Lease Agreement of even date herewith (said Amended and Restated Lease, as so amended, is herein referred to as the “First Restated Lease”, and said Second Amendment is herein referred to as the “Second Amendment to First Restated Lease”), pursuant to the terms of which Landlord has leased to Tenant, and Tenant has leased from Landlord, certain premises (the “Premises”) containing 36,159 square feet of Rentable Area and consisting of the entire second (2nd) and third (3rd) floors of that certain building known as the 360 Interlocken (the “Building”) located at 360 Interlocken Boulevard, Broomfield, Colorado 80021, on that certain real property more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”);

WHEREAS, Landlord and Tenant desire to extend the Lease Term as to the existing Premises, to modify the rental rate for the existing Premises, to provide for certain rights of first offer to lease unencumbered space on the first floor of the Building, and to provide for certain other options and rights all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements hereinafter contained, and for Ten Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby covenant and agree to amend and restate the First Restated Lease, as follows:

ARTICLE 1

DEMISE

1.1                                 Demise.  Effective as of June 1, 2004, Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord those certain premises (the “Premises”) consisting of the entire second (2nd) and third (3rd) floors of the Building, which Premises are generally depicted on the floor plans attached hereto as Exhibit B, together with a non-exclusive right subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, walkways or other areas in the Building or on the Property designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building, all of which inclusive of the Building are hereinafter collectively called the “Building Complex”.  For purposes of this Second Restated Lease, Landlord and Tenant hereby agree that the Premises contain a total of 36,159 square feet of Rentable Area, and that the Building contains a total of 51,974 square feet of Rentable Area.  Such letting and hiring is upon and subject to the terms, conditions and covenants herein set forth, and Tenant covenants as a material part of the consideration for this Second Restated Lease to keep and perform each and all of said terms, conditions and covenants by it to be kept and performed and that this Second Restated Lease is made upon the condition of such performance.

ARTICLE 2

TERM

2.1                                 Term.  The term of this Second Restated Lease shall commence on June 1, 2004 (the “Commencement Date”) and shall end at 5:00 p.m. on May 31, 2008, unless extended or sooner terminated as herein provided (the “Lease Term”).

2.2                                 Landlord’s Work.  Landlord shall have no obligation for making any improvements in the Premises and Tenant hereby accepts the Premises in its “AS IS” condition.

ARTICLE 3

RENT

3.1                                 Base Rent.  Beginning on the Commencement Date, Tenant shall pay to Landlord, at P. O. Box 926040, Norcross, Georgia 30010-6040, or at such other place as Landlord may designate in writing to Tenant, annual base rent (“Base Rent”) in the amounts set forth below for the Premises, based on the Premises containing 36,159 square feet of Rentable Area:

Period	Annual Rate Per Rentable Square Foot of Premises	Monthly Installment	Annual Installment

6/1/04 - 5/31/05	$16.25	$48,965.31	$587,583.75
6/1/05 - 5/31/06	$16.25	$48,965.31	$587,583.75
6/1/06 - 5/31/07	$17.00	$51,225.25	$614,703.00
6/1/07 - 5/31/08	$18.00	$54,238.50	$650,862.00

The Base Rent for each Lease Year shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease.  One full monthly installment of Base Rent shall be due and payable on the Commencement Date by Tenant and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Lease Term hereof.  Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease.  The term “Rent”, as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord.  If the Lease Term commences or terminates on a day other than the first or last day of a calendar month respectively, then the installments of Base Rent for such month or months shall be prorated and the installments so prorated shall be paid in advance.  If the Premises shall be expanded in accordance with the terms of this Second Restated Lease, then the amount of Base Rent shall be appropriately adjusted in accordance with the terms of this Second Restated Lease.

3.2                                 Additional Rent.  Any other sums of money or charges to be paid by Tenant pursuant to the provisions of this Lease may be designated as “Additional Rent”.  A failure to pay Additional Rent shall be treated in all events as the failure to pay Rent.

3.3                                 Interest on Late Payments and Late Payment Charge.  Any Rent (whether Base Rent or Additional Rent) or other amount due from Tenant to Landlord under this Lease not paid within five (5) days of the date due shall bear interest from the date due until the date paid at the rate of two percent (2%) per month (the “Default Rate”), but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. Failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such interest in connection with any other or similar or like late payments.

Furthermore, in the event any rent or other amounts owing hereunder are not paid within five (5) days after the due date, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, in addition to such required payment, Tenant shall pay to Landlord an additional one time late charge for any such late payment in the amount of five percent (5%) of the amount of such late payment.

Notwithstanding the above, Landlord agrees that it shall waive such late charge and interest twice during any calendar year provided Tenant is not otherwise in default hereunder. Tenant shall not be deemed late if the Rent payment is postmarked by the United States Post Office no later than the last day of the five (5) day period set forth above, the payment is actually received and Tenant uses all reasonable efforts to make all payments when due.

ARTICLE 4

OPERATING EXPENSE ADJUSTMENT

4.1                                 Definitions. The following terms shall have the following meanings with respect to the provisions of this Section 4.1:

(a)                                  Tenant’s “Prorata Share” shall mean that fraction, the numerator of which is the Rentable Area of the Premises (36,159 rentable square feet) and the denominator of which is 51,974 square feet being the total Rentable Area of the Building Complex and is equal to

69.57%, which calculation shall be final except as specifically set forth herein. At such time, if ever, any space is added to or subtracted from the Premises, Tenant’s Prorata Share shall be adjusted accordingly.

(b)                                 “Real Estate Taxes” shall include (a) any form of assessment (including any so-called “special” assessments), license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building, Property, or Building Complex or any legal or equitable interest of Landlord therein; (b) any tax on Landlord’s right to rent or other income from the Premises or against Landlord’s business of leasing the Premises; and (c) any assessments, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Landlord and Tenant that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Estate Taxes for purposes of this Lease. The following shall also be included within the definition of Real Estate Taxes for purposes of this Lease, provided, however, that Tenant shall pay Landlord the entire amount thereof: (i) any tax allocable to or measured by the area of the Premises or the rental payable hereunder, including without limitation, any gross income, privilege, sales or excise tax levied by the State, any political subdivision thereof, city, municipal or federal government, with respect to the receipt of such, rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (ii) any tax upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. “Real Estate Taxes” shall not include Landlord’s federal or state income, franchise, inheritance, or estate taxes. “Real Estate Taxes” included in this definition mean taxes or assessments in the year assessed, without regard to the year in which same become due or payable.

(c)                                  “Operating Expenses” shall mean for all purposes and throughout the Term of this Lease all maintenance and operating costs of any kind or nature with respect to the operation, ownership and maintenance of the Building Complex and shall include, but not be limited to, Real Estate Taxes, the cost of building supplies, window cleaning, costs incurred in connection with all energy sources for the Building such as propane, butane, natural gas, steam, electricity, solar energy and fuel oil; the costs of water and sewer service, janitorial services, both interior and exterior, general maintenance and repair of the Building Complex including the heating and air conditioning systems and structural components of the Building; landscaping, maintenance, repair and striping of all parking areas; insurance, including fire and extended coverage and public liability insurance and any rental insurance and all risk insurance carried by Landlord pursuant to Section 10.2; labor costs incurred in the operation and maintenance of the Building Complex, including wages and other payments; costs to Landlord for worker’s compensation and disability insurance; payroll taxes and welfare fringe benefits; professional building management fees which shall not exceed four percent (4%) of gross receipts for the

Building Complex [it being mutually understood and agreed that for purposes of computing management fees, “gross receipts” of the Building Complex shall include all base rent and all amounts paid by all tenants of the Building Complex (including Tenant) as reimbursement for Operating Expenses and other incidental income of the Building Complex, but shall not include property management fees payable to any person or entity]; legal, inspection and consultation fees incurred in connection with the Building Complex; any association fees due in accordance with or as referenced in recorded documents; any expense attributable to costs incurred by Landlord for any capital improvements or structural repairs to the Building or Property required by any change in the laws, ordinances, rules, regulations or otherwise which were not in effect on the date Landlord obtained its building permit to construct the Building required by any governmental or quasi-governmental authority having jurisdiction over the Building which costs shall be amortized over the useful life of the capital improvements or structural repair; and any costs incurred by Landlord in making capital improvements or other modifications to the Building or any part thereof, which costs shall be amortized over the useful life of such improvement or modification with interest at the rate of ten percent (10%) per annum on the unamortized amount, in accordance with such reasonable life and amortization schedules and shall be determined by Landlord in accordance with generally accepted accounting principles. For all purposes and throughout the term of this Lease, Operating Expenses shall expressly exclude costs of maintenance and repair reimbursed by insurance proceeds, alterations or other specific costs attributable solely to other tenant’s space in the Building which was under the respective terms of the lease such tenant’s responsibility and thereupon billed to such tenants, and legal fees for financing, sales of the Building Complex, preparing and enforcing leases and any other legal fees which do not specifically relate to the operation and maintenance of the Building Complex.

(d)                                 “Variable Operating Expenses” shall mean those Operating Expenses which vary with occupancy levels or which vary with areas serviced based upon occupied Rentable Area.   Landlord agrees that Tenant, if it is paying any utilities directly or performing its own janitorial services (including light bulb replacement), shall be responsible for its Prorata Share of such utilities and services (including light bulbs) only for the common areas of the Building Complex.

(e)                                  “Base Year” shall mean calendar year 2005.

4.2                                 Rent Adjustments.  Landlord and Tenant agree that the following adjustments to Rent shall be made with respect to each calendar year (or portion thereof) within the Term:

(a)                                  Payments of Increases in Operating Expenses.   Commencing January 1, 2006, Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant’s Prorata Share of the amount by which the amounts paid or incurred by Landlord for Operating Expenses in any calendar year after the Base Year exceed the amounts paid or incurred by Landlord for Operating Expenses during the Base Year, with appropriate and equitable adjustment for Variable Operating Expenses in the Base Year and each subsequent year (the “Increased Operating Expenses”).   It is agreed that Tenant shall, during each calendar year after the Base Year, pay to Landlord an estimate of Tenant’s Prorata Share of such Increased Operating Expenses as hereinafter set forth. Beginning January 1, 2006, and continuing each calendar year (or portion thereof) during the Lease Term, Tenant shall pay to Landlord each month on the first day of the month an amount equal to one-twelfth (1/12) of Tenant’s Prorata Share of the Increased Operating Expenses for such new calendar year (or portion thereof contained within Lease Term) as reasonably estimated by Landlord, with an adjustment to be made between the parties at a later date as hereinafter provided. Furthermore, Landlord may from time to time but no more than three (3) times during any Lease Year furnish Tenant with notice of a re-estimation of the Increased Operating Expenses and Tenant shall commence paying its re-estimated Prorata Share on the first day of the month following receipt of said notice. As soon as practicable following the end of any calendar year but in no event later than April 15, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant’s Prorata Share of the Increased Operating Expenses for the calendar year just completed and the difference, if any, between Tenant’s actual Prorata Share of the Increased Operating Expenses for the calendar year just completed and the estimated amount of Tenant’s Prorata Share of the Increased Operating Expenses (which were paid in accordance with this subparagraph) for such year.   Such statement shall also set forth the amount of the estimated Increased Operating Expenses reimbursement for the new calendar year computed in accordance with the foregoing provisions.  To the extent that Tenant’s Prorata Share of the actual Increased Operating Expenses for the period covered by such statement are higher than the estimated payments which Tenant previously paid during the calendar year just completed, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of said statement from Landlord.  To the extent that Tenant’s Prorata Share of the actual Increased Operating Expenses for the period covered by the Statements are less than the estimated payments which Tenant previously paid during the calendar year just completed, Landlord may at its option either refund said amount to Tenant or credit the difference against Tenant’s estimated reimbursement for such Increased Operating Expenses for the current year. In addition, with respect to the monthly reimbursement, until Tenant receives such statement, Tenant’s monthly reimbursement for the new calendar year shall continue to be paid at the then current rate, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement.

(b)                                 Tenant’s obligation with respect to its Prorata Share of Increased Operating Expenses and Base Rent shall survive the expiration or early termination of this Lease.  If Tenant occupies the Premises for less than a full calendar year during the first or last calendar years of the term hereof, Tenant’s Prorata Share for such partial year shall be appropriately prorated to reflect the number of months in such year during which Tenant occupied the Premises.  Tenant shall pay all amounts due hereunder within thirty (30) days following receipt of notice thereof.

(c)                                  Tenant shall have the right but not more than once per annum, at any time within thirty (30) days after a statement of actual Operating Expenses for a particular calendar year has been rendered by Landlord as provided herein, at Tenant’s sole cost and expense, to examine Landlord’s books and records during normal business hours (upon reasonable prior written notice to Landlord), at Landlord’s office relating to the determination of such Operating Expenses. Unless Tenant objects to the statement provided by Landlord, within said thirty (30) day period, such statement and adjustment shall be deemed conclusive.

4.3                                 Reimbursement Survives Termination. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever prior to the determination of rental adjustment as hereinafter set forth,  Tenant’s agreement to reimburse Landlord up to the time of termination shall survive termination of this Lease and Tenant shall pay any amount due to Landlord within fifteen (15) days after being billed therefor. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever, except default by Tenant of any of the terms or provisions of this Lease, prior to the determination of rental adjustments as hereinabove set forth, Landlord’s agreement to refund any excess additional rental paid by Tenant up to the time of termination shall survive termination of this Lease and Landlord shall pay the amount due to Tenant within fifteen (15) days of Landlord’s determination of such amount. This covenant shall survive the expiration or termination of this Lease.

If the last year of the term of this Lease ends on any day other than the last day of December, any payment due to Landlord by reason of any increase in Operating Expenses shall be prorated on the basis by which the number of days in such partial year bears to 365.

Any failure of Landlord to furnish Tenant with an estimate of its Prorata Share of Increased Operating Expenses or any statements as set forth in this Section 4 shall not act to relieve Tenant of its liability therefor; and with respect to any deficiencies, Tenant agrees to pay same within thirty (30) days of written demand from Landlord.

ARTICLE 5

BUILDING SERVICES

5.1                                 Standard Services.  Landlord agrees to furnish to the Premises during regular business hours from 7:00 a.m. to 6:00 p.m. Mondays through Fridays and from 8:00 a.m. to 1:00 p.m. Saturdays, except for holidays as the same are determined by Landlord, and subject to the rules and regulations of the Building, heat and air conditioning for the use and occupancy of the Premises, passenger elevator service and freight elevator service, subject to scheduling by Landlord. Landlord shall also furnish:  (i) electric current to be supplied for lighting the Premises and public halls, and for the operation of ordinary office equipment, exclusive of heavy-duty equipment and computers, copying equipment which is not standard for general offices, or comparable equipment; (ii) janitorial and cleaning services, and (iii) domestic water in reasonable quantity. Elevator service shall mean service either by non-attended automatic elevators or elevators with attendants at the option of Landlord. Landlord shall also furnish, at rates set from time to time as reasonably determined by Landlord (reflecting actual costs of such additional HVAC), heating and air conditioning and such other items as are not provided for herein, provided if Tenant does not have special HVAC controls for its Premises, then Tenant shall give Landlord reasonable prior notice of Tenant’s needs for such additional heating or air conditioning and Landlord shall use all reasonable efforts to provide same. Landlord shall also, at said times, maintain and keep lighted the common stairs, entries, and toilet rooms in the Building that would reasonably be subject to use by Tenant, its agents and employees during other than regular business hours.  Landlord also has the right to charge Tenant for energy costs incurred because of Tenant’s above Building average usage or by reason of usage of the Premises or the Building during other than regular business hours. However, in no event shall Landlord charge Tenant more for excess utilities or after hours HVAC than it charges other tenants in the Building for such usage. Furthermore, if Landlord were to grant any tenant longer regular business hours, then such hours shall also be applicable to Tenant. Tenant agrees to pay for any excess HVAC within fifteen (15) days of the billing therefor, such billing to occur no more frequently than monthly.

5.2                                 Interruption of Standard Services. Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, janitorial services, electric current, or any other service described in Section 5.1 or Section 33.3 during any period when Landlord uses reasonable diligence to restore or to supply such services or electric current, it being further agreed that Landlord reserves the right to temporarily discontinue such services or any of them, or electric current at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, acts of God or any other happening or occurrence beyond the reasonable control of Landlord. If Landlord is unable to furnish such services or electric current for any reason outside of Landlord’s reasonable control, or if such services or electric current shall be interrupted for any reason outside of Landlord’s reasonable control, Landlord shall not be liable for damages to persons or property for any such discontinuance or interruption, nor shall such discontinuance or interruption in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant’s obligations hereunder. Landlord’s obligation to furnish services or electric current shall be conditioned upon the availability of adequate energy sources from the public utility companies presently serving the Building Complex. If Landlord elects for any reason to temporarily discontinue services to Tenant and/or the Building Complex, then Landlord shall give Tenant prior notice thereof and Tenant shall have the right to approve the scheduling thereof, which approval shall not be unreasonably withheld or delayed and in any event Landlord shall use reasonable efforts to restore as soon as possible any service which has been interrupted. Landlord shall have the right to reduce heating, cooling or lighting within the Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program. Furthermore, due to energy code design requirements as promulgated from time to time, Tenant hereby acknowledges that it may on certain days experience discomfort with the heating and air conditioning cycle, and Landlord shall have no responsibility or liability therefor.

5.3                                 Services Paid by Tenant. Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone and other communications services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and other communications services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

5.4                                 Above-Standard Service Requirements. If unusual heat-generating machines or equipment cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system would be able to maintain in such Premises were it not for such heat-generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, use any apparatus or device which will in any way increase the amount of electricity or water which Landlord determines to be reasonable for use of the Premises as general office space, nor connect with electric current (except through existing electrical outlets in the Premises) or water pipes any apparatus or device for the purposes of using electric current, other energy or water except as set forth in Article 15 hereof. Landlord shall have the right to install one or more separately submetered electrical circuits to serve all of Tenant’s equipment, machinery or appliances which equipment, machinery or appliances requires electrical current supplied to the Premises for general office purposes as the same is determined by Landlord which costs of submetering shall be payable by Tenant to Landlord upon demand. Tenant shall also, at its own cost, have the right to directly meter the electric services for its Premises in which event Landlord shall have no right to object to any equipment that uses “above-standard” amounts of electricity. Tenant agrees to reimburse Landlord for the submetered electrical current utilized by Tenant at the rates charged to Landlord to purchase electrical current for the Building, such reimbursement to be made within fifteen (15) days of the date of the billing therefor; such billing to occur no more frequently than monthly.

5.5                                 Cleaning. Upon prior written notice to Landlord, Tenant may provide its own janitorial or cleaning services subject to supervision of Landlord, at Tenant’s sole responsibility, and by a janitorial or cleaning contractor or employees at all times satisfactory to Landlord. Landlord shall provide janitorial and cleaning services, in accordance with such reasonable standards generally provided in Class A suburban office buildings in the Denver-Boulder metropolitan area for the common areas of the Building Complex.

5.6                                 Re-Lamping. Exclusive of the Premises, Landlord shall have the exclusive right to make any replacement of electric light bulbs, fluorescent tubes and ballasts in the Building Complex throughout the Lease Term and any renewal thereof. Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with good management practice.

5.7                                 Fiber Optic.  Landlord shall have no responsibility or liability for bringing either the phone system or fiber optics to the Premises.  Nothing herein shall prohibit Landlord from entering into licensing or other agreements with any telecommunications company or entity for the Building nor shall Landlord be prohibited from installing a minimum point of entry fiber optics system and/or updating or replacing any system from time to time in the Building.

5.8                                 After Hours Access. Except as specifically set forth in Sections 15.2, 21.1 and 22.2, and subject to applicable local laws and emergencies, Tenant shall have access to its

Premises twenty-four hours a day, seven days a week. Tenant acknowledges that certain security measures may apply during nonregular business hours or holidays, including the use of keys for access to the Building.

ARTICLE 6

TENANT REPAIR

6.1                                 Damage by Tenant. If the Building Complex, the Building, the Premises or any portion thereof including but not limited to the elevators, boilers, engines, pipes and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building or the Generator or the parking facilities of Landlord and also the Tenant Finish including but not limited to the carpet, wall covering, doors and woodwork, become damaged or are destroyed through the negligence, carelessness or misuse of Tenant, its servants, agents, employees or anyone permitted by Tenant to be in the Building, or through it or them, then the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall forthwith pay the same on demand to Landlord as Additional Rent. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

6.2                                 Maintenance. Tenant shall keep the Premises in as good order, condition and repair as when they were entered upon. If Tenant fails to keep the Premises in such good order, condition and repair as required hereunder to the satisfaction of Landlord, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of the repairs.

6.3                                 Good Condition. Tenant shall leave the Premises at the end of each Business Day in a reasonable condition for the purpose of allowing the performance of Landlord’s cleaning services hereinafter described.

6.4                                 Surrender. Tenant shall deliver, at the expiration of the Lease Term hereof or upon sooner termination of the Lease Term, the Premises in good repair as aforesaid and in a state of broom cleanliness.

6.5                                 Broken Glass. Tenant shall pay on demand the cost of replacement with identical quality, size and characteristics of glass broken on the Premises, including outside windows and doors of the perimeter of the Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by Landlord, its servants, employees or agents acting on its behalf.

ARTICLE 7

ASSIGNMENT AND SUBLETTING

7.1                                 Limitations. Except as specifically set forth in Sections 7.4 and 7.5 below, Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein the Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld. In no event shall Tenant have any right to assign if there exists any default under this Lease. Consent by Landlord to one or more assignments of this Lease or of the Premises shall not operate as a waiver of Landlord’s rights under this section. Any such assignment or subletting without Landlord’s consent shall be deemed void and confer no rights upon a third party. Notwithstanding any assignment, Tenant and any guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rental herein specified and for compliance with all other terms and conditions of this Lease. Without in any way limiting Landlord’s right to refuse to give consent, Landlord reserves the right in the event it does give consent to impose such conditions upon its consent as Landlord deems necessary including the requirement of additional security which in Landlord’s business judgment shall insure the state of the Premises and the rentals due under this Lease. Landlord shall also have the right in the event of such proposed assignment to terminate this Lease in which event Landlord shall have the right, but not the obligation, to enter into a Lease with such proposed assignee.

Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law, without the written consent of Landlord. A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock, if Tenant is a publicly traded corporation, a merger of Tenant with another corporation; or the transfer of twenty-five percent (25%) or more of the stock of Tenant if Tenant’s stock is not publicly traded; or the transfer of fifty percent (50%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership without the prior written consent of Landlord, shall constitute a prohibited assignment hereunder, subject to the limitations set forth above. Notwithstanding the foregoing, such assignment shall not be prohibited if Tenant is not in default hereunder and the net worth of Tenant upon such assignment is not less than ten million dollars with not more than ten percent of such net worth attributable to good will. Prior to such assignment being deemed effective Tenant shall deliver to Landlord current financials prepared in accordance with GAAP by an independent certified public accountant.

7.2                                 Acceptance of Performance.  If this Lease be assigned or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect the rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved retaining the remainder, if any, for the account of Landlord, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as Tenant hereof, or constitute a release of Tenant from further performance by Tenant of the covenants on the part of Tenant herein contained.

7.3                                 Document Review. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested, shall be subject to prior reasonable approval by Landlord or its attorney.  Wherever Landlord’s prior approval or consent to any assignment or sublease is required pursuant to this Article 7, then, in such event, Tenant shall submit to Landlord in writing, by notice directed to Landlord’s Vice President of Leasing, at Landlord’s address, at least fifteen (15) business days in advance of the date on which Tenant desires to make such proposed assignment or sublease at least the following information and materials (each, a “Tenant’s Request to Assign or Sublet”):  (a) all of the terms of said proposed assignment or sublease, including the proposed effective date thereof, (b) the name and address of each proposed assignee or subtenant, (c) the portion or portions of the Premises as to which the requested assignment or sublease is proposed to apply, and (d) in the case of a requested sublease, the form of such proposed sublease.  Landlord may require Tenant to obtain and submit current financial statements of any proposed assignee or subtenant.  Landlord shall then have a period of five (5) business days following receipt of Tenant’s Request to Assign or Sublet within which to notify Tenant in writing whether Landlord elects to (i) cancel and terminate this Lease as to the space so affected as of the proposed effective date so specified by Tenant in its notice, in which event Tenant will be relieved of all obligations under the Lease as to such space as the date so specified by Tenant; (ii) permit Tenant to assign this Lease or sublet such space for the duration specified by Tenant in its notice; or (iii) reject the proposed assignment or sublease on reasonable grounds.  If Landlord fails to notify Tenant in writing of Landlord’s election within five (5) business days of receipt from Tenant of all of the information and materials required in this Paragraph, Landlord shall be deemed to have approved the proposed assignment or sublease.  If Tenant desires to assign the Lease or sublease any portion of the Premises which under the terms of this Article 7 requires Landlord’s prior consent or approval, then Tenant shall pay Landlord’s actual and reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and expenses) paid to or incurred with any third party in connection with responding to Tenant’s Request to Assign or Sublet.

7.4                                 Subletting. Provided that Tenant is not in default hereunder, Tenant may from time to time sublet all or any portion of the Premises to any subtenant without Landlord’s prior consent, subject, however, to each of the following conditions being fully complied with by Tenant:

(a)                                  The subtenant must use the Premises in compliance with the provisions set forth in Article 9 and for no other purpose.

(b)                                 A fully executed sublease shall be delivered by Tenant to Landlord within thirty (30) days of full execution thereof. Failure by Tenant to deliver a copy thereof to Landlord within the above time frame shall give Landlord, at its option, the right to terminate the sublease which right of termination shall be in addition to and not in limitation of any other right or remedy of Landlord.

(c)                                  Tenant, Gaiam, Inc., shall at all times remain primarily liable under the Lease. This right to sublet without Landlord’s prior consent shall be personal to Gaiam, Inc., and shall terminate if Gaiam, Inc. assigns its interest in the Lease in whole or in part.

(d)                                 No subtenant may further sublease or assign its interest in the sublease without both Gaiam, Inc.’s and Landlord’s prior written consent, which may be given or withheld in their respective sole and absolute discretion.

7.5                                 Affiliated Entity. Provided Tenant is not in default of this Lease, which default has not been cured within any applicable cure period, Tenant may, without Landlord’s prior written consent assign the Lease to:  (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; (ii) a successor corporation to Tenant by merger, consolidation, or nonbankruptcy reorganization; (iii) a purchaser of substantially all of Tenant’s assets and who continues to operate as “Tenant” in the Premises (collectively, “Permitted Assignees”). Tenant acknowledges warrants and agrees that the Permitted Assignee shall assume all liabilities and obligations of Tenant under the Lease. Tenant shall notify Landlord of all Permitted Assignee(s) within thirty (30) days of such assignment or subletting. For the purpose of this Lease, sale or transfer of Tenant’s capital stock, including without limitation, a transfer in reorganization of Tenant and any sale through any public exchange, shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises, provided that the surviving entity in such transfer assumes the Lease by operation of law.

ARTICLE 8

TRANSFER BY LANDLORD AND LIMITED LIABILITY

8.1                                 Transfer of Landlord’s Interest. In the event of a sale, conveyance, or assignment by Landlord of Landlord’s interest in the Building Complex (other than a transfer for security purposes only), Landlord shall be relieved from and after the date specified in any such notice of transfer or assignment of all of Landlord’s obligations and liabilities accruing thereafter on the part of Landlord, and Tenant agrees to look only toward such assignee or transferee of Landlord’s interest.

8.2                                 Limited Liability of Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate of Landlord in the Building Complex for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed or performed by Landlord, subject, however, to the prior rights of the holder of any mortgage covering the Building Complex, and no other assets of Landlord, its partners, agents, employees, officers, or employees or officers of any of its partners shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and Landlord shall not be liable for any such default or breach except to the extent of Landlord’s estate in the Building Complex.

8.3                                 Limited Liability of Tenant. Landlord agrees that the personal assets of Tenant’s employees, directors and officers shall not be subject to levy, execution, or other judicial process for the satisfaction of Landlord’s claim against Tenant.

ARTICLE 9

USE OF PREMISES

9.1                                 Use.  Except as expressly permitted by prior written consent of Landlord, the Premises shall not be used other than for a video production company and for other general business office purposes. Any other use shall require Landlord’s prior written consent, which shall not be unreasonably withheld provided that such use complies with applicable restrictive covenants and zoning, the use is consistent with a first class suburban office building, and does not generate, store, use, or dispose of any hazardous, toxic or infectious substances in or from the Premises. All use of the Premises shall comply with the terms of this Lease and all applicable laws, ordinances, regulations or other governmental ordinances from time to time in existence.

9.2                                 Compliance with Rules and Regulations. Tenant and employees and all persons visiting or doing business with Tenant in the Premises shall be bound by and shall observe the reasonable Rules and Regulations as set forth in Exhibit C attached hereto and made a part hereof, which may, at Landlord’s sole discretion, be promulgated, amended, or expanded from time to time during the Lease Term by Landlord relating to the Building, the Building Complex and/or the Premises of which notice in writing shall be given to Tenant within thirty (30) days of such clause at which time they will become effective and all such rules and regulations as changed from time to time shall be deemed to be incorporated into and form a part of this Lease. Any default in the performance or observance of such rules and regulations shall be a default hereunder and Landlord shall have all remedies provided for in this Lease in the event of default by Tenant.  Landlord however, shall not be responsible to Tenant for nonobservance by any other tenant or person of any tenant or person of any such rules and regulations. Notwithstanding the above except as required by any governmental authority, law, or pursuant to recorded documents, Landlord shall not adversely impose any new rules and regulations upon Tenant without Tenant’s consent, which shall not be unreasonably withheld.

9.3                                 Electronics Testing Lab. Subject to compliance with (i) all other provisions of this Lease, (ii) applicable zoning, use and building code restrictions, (iii) insurance requirements, and (iv) any restrictions and requirements imposed by applicable recorded covenants and regulations, Tenant may use a portion of the Premises for an electronics testing lab.

ARTICLE 10

INSURANCE

10.1                           Tenant’s Insurance.

(a)                                  Tenant further covenants and agrees that throughout the Lease Term hereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i)                                     Commercial General and Umbrella Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), with a limit for each occurrence not less than $1,000,000 and to have general aggregate limits of not less than $2,000,000, together with umbrella or excess liability insurance with limits of $15,000,000 for each occurrence and in the aggregate, for each policy year.  The insurance coverage required under this Section 10.1(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 14.1 and, if necessary, the policy shall contain a contractual endorsement to that effect.  CGL insurance shall be written on ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent or better coverage).  The certificate of insurance evidencing the Commercial General Liability and Umbrella Liability coverage shall specify all endorsements required herein, shall name all additional insureds via the CG 2011 Additional Insured-Managers/Lessors of Premises endorsement required by Section 10.1(b) below.

(ii)                                  Commercial all risk property insurance covering all of the items included in Tenant’s leasehold improvements, heating, ventilating and air conditioning equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 15.1, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the ISO Special Causes of Loss –Form insurance policy (or substitute form providing, in Landlord’s reasonable discretion, equivalent or better coverage), together with insurance against sprinkler damage, vandalism and malicious mischief.  Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 21.1 of this Lease.  The certificate of insurance evidencing such coverage which is delivered by Tenant pursuant to Section 10.1(b) below shall designate Landlord and Wells Management, Inc. as loss payee as their interests may appear with respect to the Building, all leasehold improvements, heating, ventilating and air-conditioning equipment and all fixtures (other than Tenant’s trade fixtures).

(iii)                               Workers’ Compensation and Employer’s Liability insurance affording statutory coverage and containing statutory limits with the Employer’s Liability portion thereof to have minimum limits of $500,000.00.

(iv)                              INTENTIONALLY DELETED.

(v)                                 Automobile (and if necessary, commercial umbrella) liability insurance with a limit of not less than $5,000,000 for each accident.  Such insurance shall insure liability arising out of any automobiles used in connection with Tenant’s business (including owned, hired, leased and non-owned automobiles).

(b)                                 All policies of the insurance provided for in Section 10.1(a) shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-X in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which Landlord’s Building is located.  Landlord, in its sole discretion, shall be permitted to temporarily waive or accept alternative coverages for Tenant’s insurance as required by the terms of this Section 10.1.  Each and every such policy:

(i)                                     shall name Landlord and Wells Management, Inc., Wells Real Estate Funds, Inc. and subsidiary and affiliated companies, officers, directors and employees as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) and the coverage in Section 10.1(a)(ii), above, shall also name Landlord as loss payee as its interest may appear with respect to all leasehold improvements, heating, ventilating and air-conditioning equipment and fixtures (other than Tenant’s trade fixtures).

(ii)                                  shall (and a certificate thereof shall be delivered to Landlord at or prior to the execution of the Lease) be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate.  Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii)                               shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv)                              shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c)                                  Any insurance provided for in Section 10.1(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

(i)                                     Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

(ii)                                  the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

(iii)                               any such policy or policies [except any covering the risks referred to in Section 10.1(a)] shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to Tenant’s improvements and property more specifically detailed in Section 22(a); and

(iv)                              the requirements set forth in this Section 10.1 are otherwise satisfied.

(d)                                 Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by an ISO Causes of Loss – Special Form property insurance of the type described in Section 10.1(a)(ii) above.  Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable ISO Causes of Loss – Special Form property insurance carried by the party whose property is damaged.  These waivers shall apply if the damage would have been covered by a customary ISO Causes of Loss – Special Form property insurance policy, even if the party fails to obtain such coverage.  The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by ISO Causes of Loss – Special Form property insurance of the type described in Section 10.1(a)(ii).  To further effectuate the provisions of this Section 10.1(d),  Landlord and Tenant both agree to provide copies of this Lease (and in particular, these waivers) to their respective insurance carriers and to require such insurance carriers to waive all rights of subrogation against the other party with respect to property damage covered by the applicable ISO Causes of Loss – Special Form property insurance policy.

(e)                                  Tenant acknowledges and agrees that any contractors (and subcontractors of any tier) hired by Tenant to do work in the Premises will be required to carry sufficient insurance coverage insuring the contractor (or subcontractor), Tenant and Landlord with terms equivalent to those specified in this Section 10.1, and Tenant shall provide certificates of such insurance to Landlord prior to commencing any work in the Premises.

10.2                           Landlord’s Insurance.  Landlord agrees to carry or cause to be carried during the term hereof Commercial General and Umbrella Liability Insurance coverage on the Building Complex providing coverage against claims for personal injury or death, property damage and product liability occurring upon, in or about the Building Complex, such insurance to be written on an occurrence basis (not a claims made basis), with a limit for each occurrence not less than $1,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year.  The insurance coverage required under this Section 10.2 shall, in addition, extend to any liability of Landlord arising out of the indemnities provided for in Section 14.2 and, if necessary, the policy shall contain a contractual endorsement to that effect.  CGL insurance shall be written on ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent or better coverage).  Landlord also agrees to carry during the term hereof insurance for fire, extended coverage, vandalism and malicious mischief, insuring the Building Complex (excluding foundations, excavations and other non-insurable items) for the full insurable value thereof. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided in Article 4, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

10.3                           Subrogation. The parties hereto agree that any and all fire, extended coverage and/or property damage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for any special causes of loss,” and each party hereto waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party), and notwithstanding any provisions contained in this Lease to the contrary, to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance.

ARTICLE 11

OBSERVANCE OF LAW

11.1                           Law.  Tenant shall comply with all provisions of law, including without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations, which shall impose any duty upon Landlord or Tenant, and which relate to the partitioning, equipment operation, alteration, occupancy and use of the Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises. Moreover, Tenant shall comply with all police, fire and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Premises.

11.2                           Taxes. Tenant shall fully and timely pay all business and other taxes, charges, rates, duties, assessments and license fees levied, rates imposed, charged or assessed against or in respect of Tenant’s occupancy of the Premises or in respect of the personal property, trade fixtures, furniture and facilities of Tenant or the business or income of Tenant on and from the Premises, if any, as and when the same shall become due, and to indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees, and to promptly deliver to Landlord for inspection, upon written request of Landlord, evidence satisfactory to Landlord of any such payments.

ARTICLE 12

WASTE AND NUISANCE

12.1                           Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to the Premises or common areas in the Building or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors thereof and shall not place therein any safe, heavy business machinery, computers, data processing machines, or other heavy things without first obtaining the consent in writing of Landlord and, if requested, by Landlord’s superintending architect, and not use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise or action in, at or on the Premises. Tenant shall not store, produce, maintain or dispose of any materials or substances in or about the Premises, the Building or Building Complex which is a regulated, toxic, hazardous or infectious material or substance under any environmental statute, rule, regulation, or ordinance of any governmental authority.

ARTICLE 13

ENTRY BY LANDLORD

13.1                           Landlord and its agents shall have the right to enter the Premises escorted by an employee or representative of Tenant, at all reasonable times, upon prior verbal notice to Tenant as set forth below for the purpose of examining or inspecting the same, and any other services to be provided by Landlord to Tenant hereunder, to show the same to prospective bona fide purchasers, lenders, investors or tenants of the Building (collectively, “Prospect Visits”), and to make such alterations, repairs, improvements or additions, whether structural or otherwise, to the Premises or to the Building as Landlord may deem necessary or desirable. Tenant shall reasonably cooperate with Landlord to permit such access and provide an escort. Notices for entry shall be given to an officer or supervisor of Tenant, as set forth on a written list delivered by Tenant to Landlord. Notwithstanding the above, Landlord shall have the right (but not the obligation) to enter unescorted and without notice for janitorial services (if not supplied by Tenant) or if Landlord reasonably believes that there exists an emergency.  Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant’s property and without affecting this Lease. Landlord shall use reasonable efforts to give Tenant not less than 48 hours prior notice of Prospect Visits and will coordinate such entry with Tenant so as to not interfere with any of Tenant’s film production including delaying or scheduling of such visits after business hours if reasonably requested by Tenant. If such Prospect Visits exceed ten (10) per calendar year then Landlord will pay to Tenant for each additional visit during such calendar year a visitation fee equal to $50.00 per hour for each additional Prospect Visit during the applicable calendar year, prorata for any partial hour of visitation.

ARTICLE 14

INDEMNIFICATION OF LANDLORD

14.1                           Tenant’s Indemnity. Subject to the provisions of Section 10.3 of this Lease and Section 14.3 below, Tenant shall indemnify Landlord and save it harmless from and against any and all loss (including loss of rentals payable by Tenant or other tenants in the event of loss either directly or indirectly caused by any act or omission of Tenant unless such loss is covered by Landlord’s rent abatement insurance), claims, actions, damages, liability and expenses in connection with loss of life and personal injury, hazardous substance or environmental claims, and damage to property arising from any occurrence in, upon or at Premises during the term of this Lease or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on Premises by Tenant; however in no event shall Tenant indemnify Landlord or hold it harmless from any negligence or misconduct of Landlord, its agents, employees or contractors or Landlord’s invitees. In case Landlord shall be made a party to any litigation commenced by or against Tenant (except litigation where Tenant is seeking relief from or a remedy against Landlord, its agents, employees, or contractors), then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation whether or not such action is contested or prosecuted to judgment. All personal property on Premises shall be at Tenant’s sole risk, and Landlord shall not be liable for any damage done to or loss of such personal property or for damage or loss suffered by Tenant, unless caused solely by Landlord’s negligence, subject to the provisions of Sections 10.3 and 23.1.

14.2                           Landlord’s Indemnity. Subject to the provisions of Section 8.2, Section 10.3 and Section 14.3 below, Landlord shall indemnify and hold Tenant harmless from and against any and all loss, claims, actions or damages, liability and expenses in connection with loss of life and personal injury, and damage to property arising from any occurrence occasioned wholly or in part by any act or omission of Landlord, its agents, employees or contractors, except as set forth herein; however in no event shall Landlord indemnify Tenant or hold it harmless from any negligence of Tenant, its agents, employees or contractors. If Landlord has any liability pursuant to Article 23, then this indemnity shall apply to any claims or expenses of Tenant arising in conjunction with such liability; however this indemnity shall not change or increase Landlord’s liability under Article 23.

14.3                           Comparative Negligence. Subject to the provisions of Section 10.3 but notwithstanding any indemnity provision or other provisions contained in this Lease to the contrary, if both Landlord’s and Tenant’s negligence (which shall include the agents, partners, contractors, invitees and employees of either, as applicable) caused or contributed to any claim for damages for injury to person or property then neither party shall indemnify the other for such negligence and each party shall be responsible for such claims pursuant to the provisions of C.R.S. § 13-21-111 pertaining to comparative negligence, as amended from time to time.

ARTICLE 15

ALTERATIONS

15.1                           Alterations by Tenant.  Tenant shall not make, install or erect in or to the Premises any installations, alterations, additions or partitions which require a building or similar permit and/or affect any structural portion of the Building including the roof or affect any of the Building systems including but not limited to HVAC, plumbing and electrical systems, without submitting the drawings and specifications to Landlord and obtaining Landlord’s prior written consent in each instance, which consent may not be unreasonably withheld.  Furthermore, Tenant shall obtain Landlord’s prior written consent to any change or changes in such drawings or specifications submitted as aforesaid, subject to the payment of the cost to Landlord of having its architects and/or consultants review such plans and changes thereto prior to proceeding with any work based on such drawings or specifications. All such work shall be performed free and clear of all mechanics’s liens and Landlord shall have no liability for the performance of such work, notwithstanding its consent to any plans and specifications. PROVIDED NEVERTHELESS that Landlord may, at its option, at Tenant’s expense, require that Landlord’s contractors be engaged for any mechanical or electrical work. Without limiting the generality of the foregoing, any work performed by or for Tenant shall be performed by competent workmen whose labor union affiliations are not incompatible with those of any workmen who may be employed in the Building Complex by Landlord, its contractors or subcontractors and all work shall be subject to the inspection and reasonable review and approval by Landlord and/or its consultants. In addition to the above, all contractors and subcontractors must meet Landlord’s specifications, as solely determined by Landlord, for minimum requirements for insurance, bonds, quality of work, experience and such other reasonably applicable factors. Tenant shall submit to Landlord’s supervision over construction, shall provide Landlord upon request with financial assurances prior to the commencement of alterations, and promptly pay to Landlord’s or Tenant’s subcontractors, as the case may be, when due, the costs of all such work and of all materials, labor and services involved therein and of all decoration and all changes in the Building, its equipment or services necessitated thereby.  Tenant covenants that Tenant will not suffer or permit during the Term hereof any mechanics’ or other liens for work, labor, services or materials ordered by Tenant or for the cost of which Tenant may be in any way obligated, to attach to the Premises or to the Building Complex and that whenever and so often as any such liens shall attach or claims therefor shall be filed, Tenant shall, within thirty (30) days after Landlord has notice of the filing of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord and/or Landlord’s lender. Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance or bonds reasonably required by Landlord to protect the Landlord’s and Tenant’s interest during the period of alteration.

At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of the Colorado Revised Statutes (1973).  During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) C.R.S. (1973) or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises.

15.2                           Alterations by Landlord.  Landlord hereby reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Building Complex, including, without limitation, all improvements at any time thereof, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Building, including, but not limited to, the entrance foyer and lobby, and the common corridors and to make changes or additions to the pipes, conduits, ducts, utilities and other necessary building services in the Premises which serve other portions of the Building, provided that prior to the Commencement Date, Landlord may alter the Premises to the extent found necessary by Landlord to accommodate changes in construction design or facilities including major alterations but provided always that the Premises, as altered, shall be in all material aspects comparable to the Premises as defined herein. Landlord shall not unreasonably obstruct or interrupt Tenant’s access to the Premises and in such event Landlord shall provide alternative access during all business hours. If Landlord elects to block Tenant’s access during non-business hours for non-emergencies, then Landlord shall reasonably coordinate same with Tenant. Notwithstanding the provision set forth above, Landlord agrees during the initial term, provided Tenant is not in default, not to materially change the character or configuration of the first floor lobby of the Building without Tenant’s consent which will not be unreasonably withheld or delayed.

ARTICLE 16

SIGNS AND ADVERTISING

16.1                           Signs Generally.  Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisements, notice, lettering or direction on any part of the Building Complex or in the interior of the Premises or other portion of the Building.  Landlord will prescribe a uniform pattern of identification signs for tenants to be placed on the outside corridor wall which is near the door leading into the Premises and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, picture, advertisement, notice, lettering or direction on the inside or outside of the Premises for exterior view without the written consent of Landlord.

16.2                           Directory Signage.  Landlord shall at Landlord’s cost install directory signage for Tenant in the lobby, which causes Tenant’s name “Gaiam, Inc.” to be readily visible upon entry to the main lobby of the Building and which identifies Tenant as being on the second and third floors.  At Tenant’s request and at Tenant’s cost, Landlord agrees to add the name or names and corresponding suite numbers of any assignee or subtenant of Tenant permitted or approved pursuant to Article 7 hereof to the directory signage in main lobby of the Building.

16.3                           Monument Sign.  Subject expressly to all terms, conditions, restrictions, limitations, and requirements imposed by all applicable governmental entities having jurisdiction and all private restrictions encumbering the Property (including, without limitation, that certain Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for Interlocken, recorded January 24, 1990, under Reception No. 1025034, Boulder County, Colorado public records, as amended) (said Amended and Restated Master Declaration, as amended, is herein referred to as the “Master Declaration”), and so long as Tenant is leasing and occupying more than fifty percent (50%) of the Building, and is not in default of its obligations under this Lease (after the expiration of any applicable notice and cure period), Tenant shall have the right, at Tenant’s sole cost and expense, to design, manufacture, install and maintain one (1) free-standing, internally lighted monument sign to be located within the Building Complex; provided, however, if such a monument sign is permitted under applicable law and all private restrictions (including, without limitation, the Master Declaration), and if identification signs or panels for more than one tenant are permitted on such monument sign, then and in such case, Landlord agrees to share with Tenant in the cost of such monument sign on a prorata basis, such prorata share to be determined based on the ratio that the number of individual panels permitted to be displayed on such monument sign identifying individual tenants are actually used by Landlord for tenants of the Building other than Tenant (and its affiliates) bears to the total number of such panels permitted on any such monument sign (including the panel or panels used to identify Tenant or any of its affiliates), and Landlord shall be entitled to place at its expense one or more sign panels on such monument sign identifying the name(s) of any other tenant occupying the Building.  Tenant’s right to install such monument sign on the Land shall be conditioned upon Tenant obtaining and delivering to Landlord evidence satisfactory to Landlord that all necessary approvals for the installation of such monument sign from the applicable governmental authorities and all necessary approvals of the Interlocken architectural control committee under the Master Declaration have been obtained.  The exact location of such monument sign, and the size, design, color and method of illumination of such monument sign shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld.  Tenant agrees that any such monument sign shall be designed to utilize first-class construction materials and shall be architecturally compatible with the Building.  For so long as the Rentable Area leased by Tenant in the Building shall exceed the Rentable Area of any other tenant of the Building, Tenant shall have the right to place Tenant’s sign panel and associated graphics on such monument sign in the top position on such monument sign.  If any other tenant shall lease more Rentable Area in the Building than is leased by Tenant, the location of each tenant’s identification sign on such monument shall be determined on the basis of the amount of Rentable Area in the Building leased by each such tenant.  Tenant further agrees that Tenant shall remove any sign panel, graphics or letters identifying Tenant (or its affiliates) from such monument sign at Tenant’s cost upon the expiration or earlier termination of this Lease; and if such removal causes any damage or defacement to such monument sign, Tenant shall be responsible for the repair of same.  Such obligations shall survive any expiration or termination of this Lease.

ARTICLE 17

SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

17.1                           This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the lien of any mortgages or deeds of trust now or hereafter existing against the Building Complex and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made, or hereafter to be made, upon the security thereof. Although such subordination shall be self-operating, Tenant, or its successors in interest, shall upon Landlord’s request, execute and deliver upon the demand of Landlord any and all instruments desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any such mortgage or deed of trust. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute all such subordination instruments in the event Tenant fails to execute said instruments within fifteen (15) days after notice from Landlord demanding the execution thereof.

Should any mortgage or deed of trust affecting the Building Complex be foreclosed, then:

(a)                                  the liability of the mortgagee, beneficiary or purchaser at such foreclosure sale shall exist only so long as such mortgagee, beneficiary or purchaser is the owner of the Building Complex and such liability shall not continue or survive after further transfer of ownership; and

(b)                                 Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, and this Lease shall continue in full force and effect as a direct lease between and binding upon Tenant and such purchaser at any foreclosure sale.

As used in this Article 17, “mortgagee” and “beneficiary” shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote.

Landlord, at the written request of Tenant, agrees to request any mortgagee or beneficiary to enter into a non-disturbance agreement with Tenant, in a form satisfactory to such mortgagee or beneficiary, stating that Tenant’s right to the continued use and possession of the Premises shall be under the same terms and conditions as set forth in this Lease provided that at such time Tenant is not in default of its obligations herein. Landlord makes no representations or warranties that such non-disturbance agreement will be entered into by any beneficiary or mortgagee, however, the self-operative subordination of this Lease and attornment by Tenant is in such event conditioned upon the mortgagee or beneficiary not disturbing Tenant’s right under this Lease, provided that Tenant is not in default hereof.

ARTICLE 18

ESTOPPEL CERTIFICATE/FINANCIAL INFORMATION

18.1                           Estoppel Certificate. Tenant agrees that it will from time to time, upon request by Landlord, execute and deliver to Landlord within ten (10) days after demand therefor an estoppel certificate on Landlord’s reasonable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified). Notwithstanding the above, if during such ten (10) day period an authorized representative or officer of Tenant is not available in Colorado to execute the estoppel certificate, then Tenant shall not be in default if it returns the executed certificate within twenty (20) days of demand therefor.

18.2                           Financial Information.  Tenant shall, upon Landlord’s written request and upon Tenant’s receipt from Landlord of a copy of a fully executed letter of interest which evidences either a bona fide proposed sale of or refinancing with a federally chartered lending institution, pension fund, insurance company or other source of capital for the Building Complex, deliver to such lender or purchaser a copy of Tenant’s most recent financial statement, which annual financial statement shall be prepared and reviewed by an independent certified public accountant no less often than once per year in accordance with generally accepted accounting principals (“GAAP”), provided, however, Landlord shall not be required to provide Tenant with written evidence of a proposed refinancing for the first two refinancing requests made by Landlord during the term of this Lease in conjunction with a proposed refinancing of the Building Complex. Except in the manner specifically set forth in the preceding sentence, Landlord shall not include Tenant’s financial statements in any attempt to obtain a purchaser for, or refinancing on, the Building Complex. Tenant agrees that any letter of interest shall be confidential as to the name of the lender and/or purchaser and as to the terms, if any, contained in such letter of interest, and Tenant agrees to execute a reasonable confidentiality agreement if requested by Landlord. Tenant shall have the right to require a reasonable confidentiality agreement from such lender or purchaser concerning such financials, if Tenant is not a public company. Furthermore, such lender or purchaser may, if it has reasonable questions about matters contained in the financials, address such questions in writing to the president of Tenant, and the president shall reasonably and promptly cooperate with such lender or purchaser with respect to the responses to the questions.

ARTICLE 19

QUIET ENJOYMENT

19.1                           Subject to the terms and provisions of this Lease, Landlord covenants and agrees that Tenant shall peaceably and quietly enjoy the Premises and Tenant’s rights hereunder during the term hereof, without hindrance by Landlord.

ARTICLE 20

FIXTURES

20.1                           Any or all installations, alterations, additions, partitions and fixtures in or upon the Premises other than Tenant’s trade fixtures, work stations with movable walls, mounted video screens, raised platforms and cables beneath the raised platforms, which are located upon the Premises, whether placed there by Tenant or Landlord, shall, immediately upon such placement, become the property of Landlord without compensation therefor to Tenant. Notwithstanding anything herein contained, Landlord shall be under no obligation to repair, maintain or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of Tenant. Landlord may elect that any or all installations made or installed by or on behalf of Tenant be removed at the end of the Lease Term and, if Landlord so elects, it shall be Tenant’s obligation to restore the Premises to the conditions they were in previous to such alterations, installations, partitions and fixtures on or before the termination of this Lease. Such removal and restoration shall be at the sole expense of Tenant.

ARTICLE 21

DAMAGE OR DESTRUCTION

21.1                           Casualty. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or should be so damaged that rebuilding or repairs cannot be completed within one hundred and eighty (180) days after the date of such damage, Landlord may, at its option, terminate this Lease in which event the rent shall be abated during the unexpired portion of this Lease effective with the date of such damage, or Landlord may proceed to rebuild the Building and the Premises. If the damage prohibits Tenant’s use of the Premises, cannot be repaired within one hundred and eighty (180) days and was not caused by Tenant, then Tenant can elect to terminate this Lease by written notice to Landlord received within sixty (60) days of the date of damage. In the event the Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs in Landlord’s reasonable estimation can be completed within one hundred and eighty (180) days after the date of such damage, or if the damage cannot be repaired within such time frame but Landlord does not elect to terminate this Lease, in either such event, Landlord shall, within sixty (60) days after the date of such damage commence to rebuild or repair the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building and rent shall equitably abate from the date of damage until such damage is repaired if such casualty results in damage to Tenant’s Premises or prohibits its access to the Premises or use thereof. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and if Landlord so elects, this Lease shall terminate upon notice to Tenant. Unless otherwise provided in this Lease, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

21.2                           Casualty Caused by Tenant.  If fire or other casualty causing injury to the Premises or other parts of the Building shall have been caused by the negligence or misconduct of Tenant, its agents, servants or employees, or by any other persons entering the Building under express or implied invitation of Tenant, such injury may be reasonably repaired by Landlord at the reasonable expense of Tenant.

ARTICLE 22

CONDEMNATION

22.1                           Eminent Domain. If any part of the Rentable Area of the Premises is taken by eminent domain, or by conveyance in lieu thereof then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from such taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Premises so taken as of the date of such taking, and the rental thereafter payable under this Lease shall be abated prorata from the date of such taking in an amount by which that portion of the Rentable Area of the Premises so taken shall bear to the Rentable Area of the Premises prior to such taking. If any part of the Building Complex shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with Landlord’s ownership or use of the Building Complex, Landlord, at its option, may upon thirty (30) days’ notice to Tenant, terminate this Lease as of the date of such taking.

22.2                           Damages. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or Building Complex shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant’s fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant.

22.3                           Restoration. If both Landlord and Tenant elect not to terminate this Lease, Tenant shall remain in that portion of the Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord’s sole cost and expense (not to exceed the amount of condemnation proceeds received by Landlord), to, as soon as reasonably possible, restore the remaining portion of the Premises to a complete unit of like quality and character as existed prior to such appropriation or taking.

ARTICLE 23

LOSS AND DAMAGE AND DELAY

23.1                           Loss and Damage. Landlord shall not be liable or responsible in any way for:

(a)                                  any death or injury arising from or out of any occurrence in, upon or at the Building Complex or for damage to property of Tenant or others located on the Premises, nor shall it be responsible in any event for damage to any property of Tenant or others from any cause whatsoever, unless such damage, loss, injury or death results from the intentional misconduct or sole negligence of Landlord, its agents, servants or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, street, or subsurface of any floor or ceiling or from any other place or because of dampness or climatic conditions from any other cause of whatsoever kind. Landlord shall not be liable for any damage whatsoever caused by any other tenant or persons in or about the Building Complex, or by an occupant of adjacent property thereto, or the public, or construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be kept or stored at the risk of Tenant only and Tenant shall indemnify Landlord in the event of any claims arising out of damages to the same, including any subrogation claim by Tenant’s insurers;

(b)                                 any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitor services or security services, or repairs or maintenance services, in or about the Premises or the Building; or

(c)                                  loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of Tenant.

23.2                           Delays.  Whenever and to the extent that Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of, any obligation hereunder in respect to the supply of or provision for, any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any governmental or quasi-governmental administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

ARTICLE 24

DEFAULT AND REMEDIES

24.1                           Default by Tenant. The following events shall be deemed to be events of default by Tenant under this Lease:

(a)                                  Tenant shall fail to pay any installment of rent or any other sum due to Landlord within five (5) days of receipt of written notice of such nonpayment.

(b)                                 Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of rent or other sums due to Landlord, and shall not cure such failure within fifteen (15) days after written notice thereof to Tenant or if such default cannot reasonably be cured within fifteen (15) days then Tenant shall not be in default so long as it has commenced to cure within fifteen (15) days and is diligently prosecuting same to completion.

(c)                                  Tenant or any guarantor of Tenant’s obligations under this Lease shall die, cease to exist as a corporation or partnership or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, or is otherwise unable to pay its debts as they come due.

(d)                                 Tenant or any guarantor of Tenant’s obligations under this Lease shall file a petition under any section or chapter of the national bankruptcy act as amended or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant’s obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant’s obligations under this Lease.

(e)                                  A receiver or trustee shall be appointed for all of the Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations under this Lease.

(f)                                    Tenant shall abandon or vacate any portion of the Premises, in whole or in part.

(g)                                 Tenant assigns or sublets in violation of the provisions of this Lease.

24.2                           Remedies of Landlord. Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever except as required by applicable law:

(a)                                  Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution of any claim of damages therefor.

(b)                                 Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary pursuant to applicable law, without being liable for prosecution or any claim for damages therefor (except for acts in violation of law), and relet the Premises and receive the rent therefor.

(c)                                  Enter upon the Premises, by force if necessary pursuant to applicable law, without being liable for prosecution or any claim for damages therefor (except for acts in violation of law), and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(d)                                 Alter all locks and other security devices at the Premises without terminating this Lease.

Exercise by Landlord of any one or more of the remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant’s property within the Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process, to the extent permitted by law. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise, to the extent permitted by law.

In the event Landlord elects to terminate the Lease by reason of an event of default then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the total rental hereunder for the remaining portion of the Lease term (had such term not been terminated by Landlord prior to the date of expiration as stated herein), less the reasonable rental value thereof, plus a sum equal to any other damages incurred by Landlord by reason of such default.

In the event that Landlord elects to repossess the Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rent required to paid by Tenant to Landlord during the remainder of the Lease Term until the date of expiration of the term as stated herein diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease term.

In the event of any default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant’s or other occupants’ property; the costs of repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies, including reasonable attorney’s fees whether suit was actually filed or not.

In the event of termination or repossession of the Premises for an event of default, Landlord shall not, except as set forth herein, have any obligation to relet or attempt to relet the Premises or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use or purpose. Landlord agrees to use reasonable efforts to mitigate its damages; however, Landlord shall have no obligation to expend sums, give the Premises priority over other vacant space nor to lease the space on less than market terms.

If Tenant shall fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord upon demand all costs, expenses and disbursements, including reasonable attorney’s fees incurred by Landlord in taking such remedial action.

Landlord is entitled to accept, receive in cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord’s option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy.

24.3                           Landlord’s Default. Landlord shall not be deemed in default hereunder unless Tenant shall have given Landlord written notice of such default specifying such default with particularity and Landlord shall thereupon have thirty (30) days in which to cure any default unless such default cannot reasonably be cured within such period wherein Landlord shall not be in default if it commences to cure the default within the thirty (30) day period and diligently pursues completion of same.  In the event of any default, Tenant agrees that its exclusive remedy shall be an action for damages.

24.4                           Personal Property Lien.  Intentionally Deleted.

24.5                           No Consequential Damages.  In any action by Landlord or Tenant against the other for damages arising from a default under this Lease, such damages shall be limited to the actual compensatory (as opposed to consequential) damages suffered or incurred by the nondefaulting party, except in the case of a default arising from the gross negligence of Landlord or Tenant.

ARTICLE 25

HOLDING OVER

25.1                           If Tenant shall continue to occupy and continue to pay rent for the Premises after the expiration of this Lease with or without the consent of Landlord, and without any further written agreement, Tenant shall be a tenant at sufferance at a monthly Base Rent equal to two hundred percent (200%) of the last full monthly Base Rent payment due hereunder, and subject to all of the additional rentals, terms and conditions herein set out except as to expiration of the Lease Term.  The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over.  There shall be no renewal of this Lease by operation of law.  Such holding over may be terminated by Landlord or Tenant upon fifteen (15) days’ notice. In the event that Tenant fails to surrender the Premises upon termination or expiration of this Lease or such tenancy at sufferance then Tenant shall indemnify Landlord against loss or liability resulting from any delay of Tenant in not surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorney’s fees related thereto.

ARTICLE 26

NOTICE

26.1                           Notice.  Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if sent by registered, certified mail or recognized receipted overnight mail service, postage prepaid, return receipt requested or delivered by hand to the party at the addresses set forth below:

TENANT:	Gaiam, Inc.
Suite 300
360 Interlocken Boulevard
Broomfield, Colorado 80021
Attention: President

LANDLORD:	Fund IX, Fund X, Fund XI and REIT Joint Venture
c/o Wells Capital, Inc.
6200 The Corners Parkway
Suite 250
Atlanta, Georgia 30092
Attention: Vice President of Asset Management

with a copy to:

Troutman Sanders LLP
Bank of America Plaza
Suite 5200
600 Peachtree Street, N.E.
Atlanta, GA 30308-2216
Attention: Leslie Fuller Secrest

and such notice shall be deemed to have been received by Landlord or Tenant, as the case may be, on the earlier of actual receipt or the second business day after the date on which it shall have been so mailed.

26.2                           Change of Address. Any party may, by notice to the other, from time to time, designate another address, which notices mailed more than ten (10) days thereafter shall be addressed.

ARTICLE 27

SECURITY DEPOSIT

27.1                           Security Deposit: Landlord and Tenant mutually acknowledge and agree that Landlord is holding the sum of Thirty-Five Thousand Seven Hundred Sixty-Three and No/100 Dollars ($35,763.00), which sum represents the amount previously deposited by Tenant with Landlord as a security deposit under the First Restated Lease (the “Security Deposit”).  Landlord shall be entitled to intermingle such deposit with its own funds and to use same for such purposes as Landlord may determine. In the event of default by Tenant in performing any of its obligations under this Lease, Landlord may, in addition to any other right or remedy available to Landlord hereunder, use, apply, or retain all or any part of said Security Deposit for the payment of any unpaid rent or for any other amount which Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Premises or any attorney’s fees associated therewith, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction. If a portion of the Security Deposit is used or applied by Landlord during the term hereof, Tenant shall, upon five (5) days written demand, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount (i.e., $35,763.00).  Landlord shall return the Security Deposit (or that portion of the Security Deposit not previously applied) within thirty (30) days after the later of expiration of the Lease Term or surrender by Tenant of the Premises without default.

ARTICLE 28

MISCELLANEOUS PROVISIONS

28.1                           Captions. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. Whenever the singular is used the same shall include the plural, and words of any gender shall include the other gender.

28.2                           Waiver.  One or more waivers of any covenant, term or condition of this Lease by either party should not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval should not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

28.3                           Entire Agreement. This Lease contains the entire agreement between the parties and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the parties hereto.

28.4                           Severability. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

28.5                           Modification. Should any mortgagee or beneficiary under a deed of trust require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or will in any way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

28.6                           Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

28.7                           Successors and Assigns. The covenants and conditions herein contained shall inure to and bind the respective heirs, permitted successors, executors, administrators and assigns of the parties hereto, and the terms “Landlord” and “Tenant” shall include the permitted successors and assigns of either such party, whether immediate or remote, except as otherwise specifically set forth in this Lease to the contrary.

28.8                           Authorization to Execute. In the event Tenant hereunder shall be a corporation, the parties executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Colorado; all franchise and corporate taxes have been paid to date, and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed.

28.9                           Approval of Documents. Landlord’s approval of Tenant’s plans for work performed by Landlord or Tenant in the Premises shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency, or compliance with any laws, rules, or regulations of governmental agencies or authorities.

28.10                     Attorneys  Fees.  In the event of any dispute hereunder the prevailing party in such action shall be entitled to its reasonable attorneys and costs in such action.

28.11                     Use of Names.  Landlord shall not publish, relating to this Lease or in conjunction with the Building Complex the name “Gaiam, Inc.” or the name of any employee, officer or director of “Gaiam, Inc.” in any newsletter or similar publication, including press releases, without Tenant’s prior consent. Tenant shall not publish Landlord’s name or the name of any partner or affiliated entity or officer of such entity or use the name of the Building Complex relating to this Lease or the Building Complex in any newsletter or similar publication, including press releases, without Landlord’s prior consent. In the event either party is in default hereof, such defaulting party’s only remedy shall be an action for actual damages (not consequential) arising from such default.  The foregoing restrictions shall not apply to any disclosures of names by the other party to such party’s investors or as may be required by law or any regulation to which the disclosing party is subject or as otherwise may be required by law or in any legal proceeding.

28.12                     Security Card System.  Tenant shall continue to have the right to operate, at its  sole cost, expense and risk, Tenant’s own security card system for the Premises.  Tenant shall provide Landlord with a card key for emergency access to the Premises.

ARTICLE 29

SUBSTITUTION OF PREMISES

29.1                           INTENTIONALLY DELETED.

ARTICLE 30

RECORDING

30.1                           Tenant agrees not to place this Lease of record unless requested to execute a Memorandum of Lease by Landlord, which may, at Landlord’s option, be placed of record. In addition, if requested by Landlord, Tenant will execute a memorandum of lease to be filed with the Colorado Department of Revenue on such form as may be prescribed by said department within ten (10) days after the execution of this Lease or any other such memorandum so that Landlord may avail itself of the provisions of the statutes such as Section 39-22-604(7)(c) of the Colorado Revised Statutes (1973).

Any recording by Tenant without Landlord’s prior written consent shall at Landlord’s option be deemed a default pursuant to Article 24 hereof and Landlord shall have all of the rights and remedies set forth therein.

ARTICLE 31

REAL ESTATE BROKER

31.1                           Colliers Bennett & Kahnweller, Inc., a real estate broker licensed in the State of Colorado, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement.  Trammell Crow Services, Inc., a real estate broker licensed in the State of Colorado, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement.  Landlord represents that it has dealt with no other broker other than the broker(s) identified herein.  Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim.  Tenant represents that it has dealt with no broker other than the broker(s) identified herein.  Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.  Tenant will cause its broker to execute a customary lien waiver, adequate under the law of the state where the Project is located, to extinguish any lien claims such broker may have in connection with this Lease.

ARTICLE 32

OPTION

32.1                           Option to Extend.  Tenant shall have an option to extend and renew the Lease as to all of the Premises (but not as to any portion or portions thereof) for one (1) additional term of five (5) years.  In order to exercise such option, Tenant shall notify Landlord in writing at least two hundred seventy (270) days prior to the expiration of the Lease Term (i.e., by September 4, 2007) of its election to exercise the option.  If Tenant elects not to extend or fails to timely exercise its option, time being of the essence, the option shall automatically terminate and be of no further force and effect and this Lease shall terminate upon the expiration of the initial Term.  Upon receipt of such notice from Tenant exercising the renewal option herein granted, Landlord shall submit in writing within thirty (30) days a proposal for the then current Market Base Rental Rate (per rentable square foot per annum, “NNN”) for the renewal term.  Tenant shall have thirty (30) days from the receipt of said notice from Landlord to notify Landlord in writing of (i) Tenant’s acceptance of the proposed Market Base Rental Rate, or (ii) Tenant’s rejection of the Market Base Rental Rate and election to initiate the appraisal process set forth below.  If Tenant fails to timely accept or reject the Market Base Rental Rate specified in Landlord’s notice or to elect not to extend the term of the Lease as provided in the immediately preceding sentence, Tenant shall be deemed to have elected to extend the Lease Term for the period specified in Tenant’s original notice of exercise of the renewal option at the Market Base Rental Rate specified by Landlord in response to said exercise notice.  Any such extension shall be upon all of the terms, conditions and covenants of this Lease except as to (i) the amount of Base Rent, which shall be determined as set forth herein, (ii) options to extend or to expand, which shall not be applicable, and (iii)  Tenant shall pay Tenant’s Prorata Share of Operating Expenses throughout the renewal term.  As used herein, and subject to the limitations set forth in this paragraph, “Market Base Rental Rate” shall mean as of any date the then annual net rental rate

(exclusive of real estate taxes, utilities and operating expenses) per square foot of net rentable area which a willing landlord under no compulsion would agree to accept as of such date, and which a willing tenant under no compulsion would agree to accept as of such date, under renewal leases (based on a five (5) year term) of space in comparable first class multi-tenant office buildings of comparable size, location and age in the County of Boulder, Colorado, at such time, taking into account all relevant factors, including, without limitation, use, location and/or floor level within the applicable building, definition of rentable area, leasehold improvements provided, credits or allowances granted, if any, quality, age and location of the applicable building, rental concessions, the time the particular rate under consideration became effective, size of tenant, credit of tenant, relative operating expenses, taxes and utilities, relative services provided, and so forth.

If Tenant, by written notice delivered no later than thirty (30) days after the date Landlord notifies Tenant of the Market Base Rental Rate, objects to the Market Base Rental Rate determined by Landlord and elects to submit the rate determination to appraisal, then, within seven (7) days of the date of Tenant’s objection, each party shall appoint a non-affiliated certified M.A.I. Appraiser that has at least five (5) years’ full-time commercial appraisal experience in Boulder County to determine the Market Base Rental Rate, such process to be completed within twenty (20) days after the date of the appointment of the last appraiser.  If a party does not appoint a qualified appraiser within five (5) days after the other party has given notice of the name of the appraiser, then the single appraiser shall be the sole appraiser and shall set the Market Base Rental Rate. The appraisers appointed by the parties shall meet promptly and attempt to set the Market Base Rental Rate.  If they are unable to agree on the Market Base Rental Rate within twenty (20) days after the date the second appraiser has been appointed, they shall elect a third appraiser meeting the qualifications stated in this paragraph within seven (7) days after the last day the two (2) appraisers are to set the Market Base Rental Rate. If the appraisers are unable to agree on the third appraiser, either of the parties to this Lease, after giving five (5) days’ prior written notice to the other party, may apply to the then president of the real estate board of Denver, Colorado for the selection of a third appraiser who meets the qualifications stated in this Section, which selection shall be made within three (3) days. All determinations of Market Base Rental Rate shall be subject to the limitations on Market Base Rental Rate set forth in the first paragraph of this Section. Each of the parties shall pay for the appraiser appointed by it and shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. The appraisers shall be instructed to consider the criteria above stated in determining the Market Base Rental Rate.

Within twenty (20) days after the selection of the third appraiser, the third appraiser shall determine the Market Base Rental Rate and all three of the appraiser’s Market Base Rental Rates shall be averaged excluding any single Market Base Rental Rate which is either ten percent (10%) higher or lower than the middle appraisal of Market Base Rental Rate and the remaining appraisals shall then be averaged.

If the Market Base Rental Rate is not established for the extended term prior to its commencement, Tenant shall continue to pay the applicable Base Rent required for the last full month of the Lease term until the appraisers have made their determination. The Market Base Rental Rate in question, when finally determined by the appraisers, shall be retroactive to the commencement of the extension term, and the first Base Rent payment becoming due after the determination of the applicable Market Base Rental Rate shall include the retroactive amounts of monthly Base Rent installments accrued and unpaid. In no event may either Landlord or Tenant elect not to extend the Lease based upon the Market Base Rental Rate established in accordance herewith.

This option to extend may not be exercised and the Lease shall not be extended if Landlord has given Tenant notice of default which default is not cured within any applicable cure periods or waived by Landlord.

32.2                           Right of First Offer to Lease Additional Space in the Building.  Landlord hereby grants to Tenant the right of first offer (the “ROFO”), exercisable at any time, to expand the Premises to include any “Suite” (as hereinafter defined) on the first floor of the Building which is not subject to a lease or to options of other tenant(s) and which is not then subject to active negotiations for lease or option to other existing or prospective tenant(s).  For purposes hereof, a “Suite” shall mean (i) Suite 100, containing 2,910 square feet of Rentable Area, (ii) Suite 101, contining 6,347 square feet of Rentable Area, and/or Suite 150 containing 1,726 square feet of Rentable Area, all as depicted on Exhibit D attached hereto and made a part hereof.  Any such Suite which is available for lease is herein referred to as “Option Space”.  The ROFO is subject to the following terms and conditions:

(a)                                  Landlord shall give notice (the “ROFO Notice”) to Tenant of Landlord’s desire to lease the Option Space and the terms and conditions upon which Landlord intends to offer such space for rent.  If Tenant elects to lease the Option Space which is the subject of Landlord’s ROFO Notice (or in response to Tenant’s “Expansion Notice”) (as defined below), Tenant shall lease such space in “AS IS” condition for a minimum of twenty-four (24) months and a term that is coterminous with the expiration of the Lease Term, and otherwise on the same terms and conditions set forth in this Second Restated Lease.

(b)                                 Tenant shall have ten (10) business days after Landlord’s notice to respond as to whether Tenant desires to lease the Option Space on the terms and conditions set forth in this Second Restated Lease.  If Tenant elects not to lease the Option Space or fails to respond within said ten (10) business day period, then for a period of twelve (12) months following the date of Landlord’s ROFO Notice to Tenant as to the Option Space in question, Landlord shall be free to lease or otherwise grant rights in the Option Space in question to any third party.  If at the expiration of said twelve-month period, Landlord has not leased the subject Option Space or granted any options to the Option Space to any third party and  is not then actively engaged in lease negotiations with a third party for the lease or option of all or any portion of the subject Option Space, Tenant’s ROFO, as granted hereunder, shall again apply to the subject Option Space which is not then leased or subject to an option to lease in favor of a third party or which is not then subject to active negotiations between Landlord and a third party.  Further, if at any time during the Term of the Lease, Tenant shall notify Landlord in writing that it desires to lease additional space in the Building (such notice from Tenant being herein referred to as the “Expansion Notice”) and at the time of Landlord’s receipt of the Expansion Notice, there is Option Space available, then Landlord agrees to lease the Option Space to Tenant, subject to all of the terms and conditions of this Section 32.2 to Tenant.  If Tenant elects to lease such Option Space, Tenant shall execute an amendment to this Lease reflecting the addition of all (and not less than all of) such space to the Premises for a term coterminous with the term of the Lease no later than ten (10) days from receipt of the ROFO Notice or Landlord’s response to an Expansion Notice and an appropriate amendment to the Lease from Landlord.

32.3                           Generator.  Prior to the date hereof, and pursuant to the terms of the First Restated Lease, Landlord purchased and caused to be installed, at Landlord’s expense, an emergency back-up power generator (having capacity of approximately 300 kW), which is located outside the Building and is intended to serve the entire Building (the “Generator”).  In the event that at any time prior to March 31, 2007, this Lease is terminated in whole or in part by reason of a termination upon default or Tenant shall be in default in the payment of Rent, Tenant shall pay to Landlord, as additional rent, the unamortized cost of the Generator and related fuel tank, the cost of which shall be amortized on a straight-line basis over sixty (60) months commencing on April 1, 2002 and ending on March 31, 2007, less the residual value of the Generator and related fuel tank, which Landlord and Tenant stipulate to be the sum of $24,000.00.  The unamortized cost of the Generator and related fuel tank shall equal the amount determined by multiplying the actual cost and expense paid and incurred by Landlord in purchasing the Generator and related fuel tank and causing the same to be installed at the Building, not to exceed the sum of $245,000.00, multiplied by a fraction, (a) the numerator of which shall equal the number of calendar days elapsed from the date on which the Lease shall expire or be terminated in whole or in part as set forth above or Tenant is in default in the payment of Rent, and ending on March 31, 2007, and (b) the denominator of which equals the number of calendar days elapsed between April 1, 2002 and March 31, 2007.

The Generator and related fuel tank shall at all times be and remain Landlord’s property.  Landlord shall be responsible for the maintenance, monitoring, repair, testing and operation of the Generator, and for the purchase of fuel for the Generator.  All costs and expenses incurred by Landlord in connection with the maintenance, monitoring, repair, testing and operation of the Generator, together with all costs and expenses of fuel and utilities associated with the Generator, shall be included in Operating Expenses.  Tenant agrees that the Generator shall be used only in emergencies.  Landlord and Tenant shall work cooperatively and in good faith to assure that the Generator remains in good operating condition at all times.  Any actions that Landlord or Tenant may undertake or cause to be undertaken in respect of the Generator and/or related fuel tank shall be taken in strict accordance with all applicable federal, state and local laws, codes and regulations, and in such a manner as not to abrogate, limit or nullify any warranties or guaranties given or made by the equipment manufacturer or installer.  If Tenant becomes aware of any defective or apparently defective operation of the Generator, or of any actual or impending shortage of fuel for the Generator, Tenant shall immediately notify Landlord thereof in writing.

ARTICLE 33

RATIFICATION OF RESTATEMENT

33.1.                        Ratification and Binding Effect.  Tenant hereby (i) ratifies and affirms all of its obligations under the Lease, as modified, amended and restated hereby; (ii) acknowledges, represents and warrants that the Lease, as so modified, amended and restated is valid and enforceable, and, as of this date, is free from any defenses, setoffs claims, counterclaims, causes of action or any kind or nature whatsoever of which Tenant has knowledge.  This Second Restated Lease shall be governed by and construed in accordance with the laws of the State of Colorado, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and permitted assigns.

33.2.                        Entire Agreement.  This Second Restated Lease constitutes the entire understanding and agreement of the parties hereto with respect to the matters discussed herein in relation to the Premises from and after June 1, 2004 and supersedes all prior agreements, understandings or negotiations with respect thereto.  For all periods prior to June 1, 2004, the First Restated Lease, as modified by the Second Amendment to the First Restated Lease, shall remain in full force and effect according to its terms.

34.3.                        Miscellaneous.  This Second Restated Lease may be executed in multiple counterparts, each of which shall be deemed an original.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Second Restated Lease this       day of April, 2004.

LANDLORD:

FUND IX, FUND X, FUND XI AND REIT
JOINT VENTURE, a Georgia joint venture

By:	Wells Real Estate Fund IX, L.P., as
Administrative Venturer

	By:	Wells Partners, L.P., a Georgia
limited partnership, as General
Partner of Wells Real Estate Fund
IX, L.P.

	By:	Wells Capital, Inc., as General
Partner of Wells Partners, L.P.

By:
Name:
Title:

(CORPORATE SEAL)

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TENANT:

GAIAM, INC., a Colorado corporation

By:
Name:
Title:

(CORPORATE SEAL)

EXHIBIT A

LEGAL DESCRIPTION

Lot 2, Block 1,

Minor Subdivision Interlocken Filing No. 3

City of Broomfield,

County of Boulder,

State of Colorado

A-1

EXHIBIT B

FLOOR PLAN

B-1

EXHIBIT C

RULES AND REGULATIONS

1.                                       Tenant, by execution of this Lease and occupancy of the Premises, agrees to comply with any covenants, conditions and restrictions as recorded with the Clerk and Recorder of the County of Boulder, State of Colorado (the “Covenants”), as heretofore and hereafter amended, as applicable to Tenant’s use and enjoyment of the Premises and Building Complex. In addition to all rights available to Landlord hereunder, in the event Landlord is required to pay to any association referenced in such Covenants, any fines, assessments, charges or other amounts on account of any act or omission of Tenant, its agents, employees or invitees, Tenant shall, upon demand, reimburse Landlord for such amounts, together with interest thereon at the Default Rate.

2.                                       Tenant shall not obstruct or interfere with the rights of other tenants of the Building Complex or of persons having business in the Building Complex or in any way injure or annoy such tenants or persons.

3.                                       Tenant shall not commit any willful act or permit anything in or about the Building Complex which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on, in or about the Building Complex or for any other reason, subject to and in accordance with the terms of this Lease.

4.                                       Tenant shall not use the Building for lodging or for any illegal purposes or for any purpose that will damage the Building Complex, or the reputation of the Building as a Class A suburban office building or for any purposes other than those specified in the Lease.

5.                                       Canvassing, soliciting, and peddling in the Building Complex are prohibited, and Tenant shall cooperate to prevent such activities.

6.                                       Tenant shall not bring or keep within the Building any animal, bicycle, or motorcycle.

7.                                       Tenant shall not commercially prepare and/or cook food or beverages in or about the Building without the prior written consent of Landlord. Tenant shall not, except for de minimis amounts (consistent with uses of a Class A suburban office building or a video production facility and which do not require special governmental mandated permits, storage or disposal) place, use or store any flammable, combustible, explosive or hazardous fluid, chemical, device, substance or material in, on or about the Premises. Tenant shall comply with the statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and panic safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building Complex, which shall result in a change of rating of any portion of the Building Complex by the Insurance Services Office or similar person or entity subject to the terms of this Lease. Tenant shall not commit any act or permit any object to be brought or kept in the Building which shall increase the rate of fire insurance on the Building or on property located therein, subject to the terms of this Lease.  In the event that Tenant’s use increases the rate of fire insurance, then Tenant shall, if Landlord permits such use, pay to Landlord upon demand, as Additional Rent, an amount equal to the increase in the rate.

8.                                       Tenant shall not occupy the Building or permit any portion of the Building Complex to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio. Tenant shall not conduct in or about the Building Complex any auction, public or private without the prior written approval of Landlord.

9.                                       Tenant shall not install or use in the Building Complex any (i) air conditioning unit, (ii) engine or boiler powered by fuel including diesel fuel, gasoline, propane or natural gas; (iii) generator, (iv) industrial ventilator or machinery, (v) heating unit (other than space heaters), (vi) stove, (vii) commercial condensing unit, (viii) radiator or any other similar apparatus without the express prior written consent of Landlord, and then only as Landlord may reasonably direct.

10.                                 Any office equipment and other device of any electrical or mechanical nature which causes in its operation vibrations, noise or other annoyance to tenants in the Building shall be placed by Tenant in the Premises in settings reasonably approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations, or odors within the Building Complex.

11.                                 Tenant shall move all freight, supplies, furniture, fixtures, and other personal property into, within and out of the Building only through such entrances as may be reasonably designated by Landlord, and such movement of such items shall be under the reasonable supervision of Landlord. Landlord reserves the right to exclude from the Building Complex all objects which violate any of these rules and regulations or the provisions of the Lease. Tenant shall not move or install such objects in or about the Building Complex in such a fashion as to unreasonably obstruct the activities of the other tenants, and all such moving shall be at the sole expense, risk, and responsibility of Tenant.

12.                                 Tenant shall not place within the Building any objects which exceed the floor weight specifications of the Building without the express prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be reasonably prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall be reasonably prescribed by Landlord.

13.                                 Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in refuse containers provided therefor. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, parking areas, vestibules, public corridors and halls in and about the Building (hereinafter “Common Areas”) clean and free from rubbish; however Tenant is not responsible for the trash or refuse of parties other than Tenant, its employees, agents, contractors and invitees.

14.                                 Tenant shall use the Common Areas only as a means of ingress and egress and other designed purposes, and Tenant shall permit no loitering by any of Tenant’s employees upon Common Areas or elsewhere within the Building Complex. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the reasonable judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building Complex and its tenants. Tenant shall not go upon the roof of the Building without the express prior written consent of Landlord.

15.                                 Landlord reserves the right to exclude or expel from the Building Complex any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building Complex.

16.                                 a.                                       Subject to the terms of paragraph b below. Landlord shall have the right to reasonably designate the area or areas, if any, in which Tenant and Tenant’s servants, employees, contractors, jobbers, agents, licenses, invitees, guests and visitors may park vehicles, and Tenant and its servants, employees, contractors, jobbers, agents, licensees, invitees, guests and visitors shall observe and comply with all driving and parking signs and markers within and about the Building Complex. All parking ramps and areas and any pedestrian walkways, plazas or other public areas forming and part of the Building or the land upon which the Building Complex is situated shall be under the reasonable control of Landlord, who shall have the right to reasonably regulate and control those areas. Landlord may promulgate rules and regulations concerning parking from time to time, and Tenant agrees to comply therewith. Tenant acknowledges that Landlord has reserved the right to remove vehicles which violate parking regulations.

b.                                      Tenant shall have the right at any time, upon written notice to Landlord, to have Landlord using building standard signage, designate up to ten (10) parking spaces as being for the exclusive use of Tenant. The cost of the signage shall be borne by Tenant and the location of the parking so designated shall be shown on an exhibit to be attached hereto. Tenant acknowledges that Landlord shall have no obligation to police such designated parking; however, upon receipt of notice from Tenant specifying vehicles that are violating its exclusive use, Landlord shall take such reasonable actions as necessary, including towing, to protect Tenant’s exclusive use of the parking spaces.

17.                                 No smoking is permitted at any time in, on or about the Building and the Building Complex, including the lobby, the parking lot and exterior Common Areas. Tenant shall comply herewith and cause its employees, agents, contractors and invitees to comply herewith. Tenant may, subject to compliance with applicable laws, permit smoking within the Premises, provided in no event may any secondary smoke from the Premises be present in other parts of the Building and Tenant shall be solely responsible at its own cost and expense. Except as required by applicable law, Landlord will not modify this rule or regulation in this Lease or any other Lease in the Building to make it less restrictive.

18.                                 Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building Complex, and appurtenances thereto, for any other purpose than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant’s servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors, cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant’s reasonable expense within fifteen (15) days of receipt of written notification from Landlord during which period Tenant may repair same, and Landlord shall not be responsible therefor.

19.                                 Tenant may make alterations to the Premises consistent with the terms of Article 15 of the Lease. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractors, representatives, installation technicians, and other mechanics, artisans and laborers rendering any service in connection with the repair, or permanent improvements of the Premises to Landlord for Landlord’s approval before performance of any such service. This Paragraph 19 shall apply to all work performed in the Building, including without limitation installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Building Complex. Plans and specifications for such work, prepared at Tenant’s sole expense, shall be submitted to Landlord and shall be subject to Landlord’s express prior written approval in each instance before the commencement of work. All installations, alterations and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of material shall be used in connection therewith. The means by which telephone, telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the express prior written approval of Landlord. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material soluble in water. The use of cement or other similar adhesive materials is expressly prohibited.

20.                                 No signs, awning, showcases, advertising devices or other projections or obstructions shall be attached to the outside walls of the Building Complex or attached or placed upon any Common Areas without the express prior consent of Landlord. No blinds, drapes or other window coverings shall be installed in the Building without the express prior written consent of Landlord, except for “black out” drapes which have been approved by Landlord. No promotional sign or picture, advertisement, window display or other public display or notice in the nature of advertising or other promotional display shall be inscribed, exhibited, painted or affixed by Tenant upon or within any part of the Premises in such a fashion as to be seen from the outside of the Premises or the Building without the express prior written consent of Landlord. In the event of the violation of any of the foregoing by Tenant, Landlord may within fifteen (15) days of written notice to Tenant during which period Tenant may repair same, remove the articles constituting the violation without any liability unless a loss other then said removal, arises from

Landlord’s willful or negligent acts or omissions, and Tenant shall reimburse Landlord for the reasonable expenses incurred in such removal upon demand and upon submission of applicable bills as additional rent under the Lease. Interior signs on doors (exclusive of interiors of the Premises) and upon the Building directory shall be subject to the express prior written approval of Landlord and shall be inscribed, painted, or affixed by Landlord at the reasonable expense of Tenant upon submission of applicable bills to Tenant.

21.                                 Tenant shall not use the name of the Building or the name of Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia or any other similar item without Landlord’s express prior written consent.

22.                                 The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the Common Areas shall not be covered or obstructed by Tenant, through placement of objects upon windowsills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems.

23.                                 Subject to the Lease, applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall, subject to the Lease, lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

24.                                 Intentionally Deleted.

25.                                 All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time upon written notice to Tenant for such keys. Tenant shall not make duplicate copies of such keys. Subject to the Lease, Tenant shall have the right to install substitute or additional locks or bolts upon any of the doors of the interior doors of the Premises and Tenant shall notify Landlord prior to making any changes in existing locks or the mechanisms thereof and shall give Landlord a key therefor. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations and keys, if any, to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord, if any. Tenant shall pay to Landlord the reasonable cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall reasonably deem it necessary to make such a change.

26.                                 Landlord shall not be responsible for, and Tenant hereby indemnifies and holds Landlord harmless from any liability in connection with, the loss, theft, misappropriation or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry or other items of personal property from the Premises or other parts of the Building regardless of whether the Premises or Building are locked at the time of such loss unless the loss arises from Landlord’s willful or negligent acts or omissions.

27.                                 For purposes hereof, the terms “Landlord,” “Tenant,” “Building,” and “Premises” are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its reasonable efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant. The term “Building” and “Building Complex” shall include the Premises, and any obligations of Tenant hereunder with regard to the Building and Building Complex shall apply with equal force to the Premises and to other parts of the Building Complex.

28.                                 Landlord shall use reasonable efforts to enforce rules and regulations against Tenant in a manner which is not materially and/or adversely inconsistent with its application of the rules against other tenants in the Building and to the extent that Landlord grants less restrictive rules or regulations to any tenant, then Tenant shall get the benefit therefrom. Tenant acknowledges that these rules and regulations have been amended by Landlord and Tenant and thus some rules and regulations applicable to other tenants in the Building may not be applicable to Tenant.  In no event will Landlord impose any less restrictive rules or regulations in leases with other tenants in the Building as such rules or regulations pertain to smoking, noise, vibrations and odors.  Furthermore, notwithstanding any other provision to the contrary Landlord will not permit as reserved parking for any other tenant more than fifteen percent (15%) of such tenant’s allocated parking, nor shall Landlord permit any reserved parking for such tenant(s) in the first parking row immediately in front of the Building.

EXHIBIT D

FLOOR PLAN OF FIRST FLOOR